                                                                     EXHIBIT 4.1


                              NEOTHERAPEUTICS, INC.





                          SECURITIES PURCHASE AGREEMENT







                                 APRIL 28, 2000


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                                                TABLE OF CONTENTS
                                                -----------------

                                                                                                               PAGE
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
1.       Purchase and Sale of Units...............................................................................1
         1.1      Sale and Issuance of Units......................................................................1
         1.2      Closing; Delivery...............................................................................1
         1.3      Definitions.....................................................................................2

2.       Representations and Warranties of the Company............................................................2
         2.1      Organization, Good Standing and Qualification...................................................2
         2.2      Capitalization..................................................................................2
         2.3      Authorization and Compliance....................................................................3
         2.4      Valid Issuance of Securities....................................................................4
         2.5      Governmental Consents...........................................................................4
         2.6      Litigation......................................................................................4
         2.7      SEC Reports.....................................................................................5
         2.8      Absence of Certain Developments.................................................................5
         2.9      Intellectual Property...........................................................................6
         2.10     Compliance with Other Instruments and Laws; Permits.............................................6
         2.11     Title to Assets.................................................................................6
         2.12     Certain Fees....................................................................................6
         2.13     Form S-3 Eligibility............................................................................7
         2.14     Listing and Maintenance Requirements............................................................7
         2.15     Private Offering................................................................................7
         2.16     Disclosure......................................................................................7

3.       Representations and Warranties of the Purchasers.........................................................7
         3.1      Authorization...................................................................................7
         3.2      Experience......................................................................................8
         3.3      Purchase Entirely for Own Account...............................................................8
         3.4      Disclosure of Information.......................................................................8
         3.5      Restricted Securities...........................................................................8
         3.6      Residence...................................................................................... 9
         3.7      Further Restrictions on Disposition............................................................ 9
         3.8      Legends........................................................................................ 9
         3.9      Foreign Investors..............................................................................10
         3.10     Offshore Transaction...........................................................................10
         3.11     Certain Fees...................................................................................11

4.       Conditions of the Purchasers'Obligations at Closing.....................................................12
         4.1      Representations and Warranties.................................................................12
         4.2      Performance....................................................................................12
         4.3      Compliance Certificate.........................................................................12


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         4.4      Qualifications.................................................................................12
         4.5      Opinion of Company Counsel.....................................................................12
         4.6      Registration Rights Agreement..................................................................12
         4.7      Glasky Lock-up.................................................................................12

5.       Conditions of the Company's Obligations at Closing......................................................12
         5.1      Representations and Warranties.................................................................12
         5.2      Performance....................................................................................13
         5.3      Qualifications.................................................................................13

6.       Agreements of the Company...............................................................................13
         6.1      Registration Rights............................................................................13
         6.2      Subsequent Issuances...........................................................................13
         6.3      Furnishing of Information......................................................................14
         6.4      Integration....................................................................................14
         6.5      Reservation and Listing of Underlying Shares...................................................14

7.       Miscellaneous...........................................................................................15
         7.1      Survival of Warranties.........................................................................15
         7.2      Transfer; Successors and Assigns...............................................................15
         7.3      Governing Law..................................................................................15
         7.4      Counterparts...................................................................................15
         7.5      Titles and Subtitles...........................................................................15
         7.6      Notices........................................................................................15
         7.7      Currency.......................................................................................16
         7.8      Attorney's Fees................................................................................16
         7.9      Amendments and Waivers.........................................................................16
         7.10     Severability...................................................................................16
         7.11     Delays or Omissions; Remedies Cumulative.......................................................16
         7.12     Entire Agreement...............................................................................16
         7.13     California Corporate Securities Law............................................................17
         7.14     Exculpation Among Purchasers...................................................................17

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                                      -ii-

                              NEOTHERAPEUTICS, INC.

                          SECURITIES PURCHASE AGREEMENT

                  This Securities Purchase Agreement (this "AGREEMENT") is made as of April 28, 2000 by and among NeoTherapeutics, Inc., a Delaware corporation (the "COMPANY"), and the investors listed on EXHIBIT A hereto (each a "PURCHASER" and together the "PURCHASERS").

                  WHEREAS, the Company desires to issue and sell units (the "UNITS"), each consisting of four (4) shares of the Company's common stock, $.001 par value (the "COMMON STOCK") and a warrant to purchase one (1) share of Common Stock (the "WARRANTS"); and

                  WHEREAS, each Purchaser desires to purchase Units from the Company on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:

         1.       PURCHASE AND SALE OF UNITS.

                  1.1      SALE AND ISSUANCE OF UNITS.

                           (a) Subject to the terms and conditions of this
Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each such Purchaser, at the Closing, that number of Units set forth opposite each such Purchaser's name on EXHIBIT A hereto at a purchase price of $56 per Unit.

                  1.2      CLOSING; DELIVERY.

                           (a) The purchase and sale of the Shares shall take
place at the offices of Latham & Watkins, 650 Town Center Drive, Twentieth Floor, Costa Mesa, California 92626-1925 at 10:00 a.m., on May 1, 2000, or at such other time and place as the Company and the Purchasers scheduled to purchase at least a majority of the Units on such date mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING").

                           (b) At the Closing, the Company shall deliver to each
Purchaser (i) a certificate representing the shares of Common Stock underlying the Units being purchased by such Purchaser, (ii) a Warrant to purchase a number of shares of Common Stock equal to the number of Units being purchased by such Purchaser in the form attached as EXHIBIT B hereto, (iii) all other documents, instruments and writings required to be delivered by the Company pursuant to this Agreement, including an executed Registration Rights Agreement, dated as of the Closing date, among the Company and the Purchasers, in the form of EXHIBIT C hereto (the "REGISTRATION RIGHTS AGREEMENT") against (i) payment of the purchase price therefor by check payable to the Company, by wire transfer to the Company's bank account or any combination of the foregoing and (ii) all other documents, instruments and writings required to be delivered by such Purchaser pursuant to this Agreement, including the executed Registration Rights Agreement.

                  1.3 DEFINITIONS. For purposes of this Agreement, (i) "AFFILIATE" has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the "SECURITIES ACT"); and (ii) A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Schedule of Exceptions attached as EXHIBIT D hereto, as of the date hereof and as of the Closing:

                  2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted and as proposed to be conducted. The Company has no subsidiaries except as set forth in Section 2.1 of the Schedule of Exceptions (the "SUBSIDIARIES"). Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) with the requisite corporate power and authority to carry on its business as currently conducted. The Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would (i) adversely affect the legality, validity or enforceability of the Units or any of this Agreement, the Registration Rights Agreement or the Warrant (collectively, the "TRANSACTION DOCUMENTS"), (ii) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

                  2.2      CAPITALIZATION.

                           (a) The authorized capital of the Company consists,
or will consist, immediately prior to the Closing, of: (i) 5,000,000 shares of Preferred Stock, of which 400 shares have been designated Series A Preferred, none of which are outstanding and (ii) 25,000,000 shares of Common Stock, 9,565,653 shares of which are issued and outstanding immediately prior to the Closing.

                           (b) All of the outstanding shares of the Company's
Common Stock are duly authorized, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                           (c) The Company has reserved a total of 1,651,430
shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1991 and 1997 Stock Option Plans duly adopted by the Board of Directors and approved by the Company's stockholders (the "STOCK PLANS"). Of such reserved shares of Common Stock, options to purchase 1,066,075 shares have been granted and are currently outstanding, and 500,605 shares of Common Stock remain available for future grants under the Stock Plans. In addition, there are options to purchase 329,173 shares of Common Stock granted outside of the Stock Plans currently outstanding.

                           (d) Other than the purchase and sale of the Units,
there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any of its securities or any other agreements to participate in the profits of the Company. No securities of the Company or any Subsidiary are entitled to preemptive rights, rights of first refusal or similar rights, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Transaction Documents.

                           (e) The Company owns all of the capital stock of each
Subsidiary.

                  2.3      AUTHORIZATION AND COMPLIANCE.

                           (a) All corporate action on the part of the Company,
its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement (collectively, the "AGREEMENTS"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Units and the Common Stock issuable upon exercise of the Warrants (together with the Units, the "SECURITIES") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                           (b) Subject to Section 4.4 of this Agreement, neither
the execution and delivery of the Agreements nor the performance by the Company of its obligations under the Agreements (including the issuance of the Units and the Common Stock issuable upon exercise of the Warrants) will: (i) violate any provisions of the Certificate of Incorporation or the By-laws of the Company;
(ii) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt or obligation of the Company; (iii) require notice to or the consent of any party to any agreement or commitment, including, without limitation, any lease or license to which the Company is a party, or by which it or its properties is bound or subject; (iv) result in the creation or imposition of any security interest, lien, or other encumbrance upon any property or assets of the Company under any agreement or commitment to which it is a party, or by which it or its properties is bound or subject; or (v) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or its properties is bound or subject.

                  2.4 VALID ISSUANCE OF SECURITIES. The shares of Common Stock and Warrants underlying the Units when issued, sold and delivered in accordance with the terms hereof will be duly and validly issued, fully-paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal if any kind ("collectively, "LIENS") and, based in part upon the representations of the Purchasers in this Agreement, will be issued in compliance with all applicable federal and state securities laws regarding registration or qualification. The shares of Common Stock issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance and, upon issuance in accordance with the terms of the Warrants, shall be duly and validly issued, fully-paid and nonassessable, free and clear of all Liens and, based in part upon the representations of the Purchasers in this Agreement, such shares of Common Stock if issued at the Closing would be issued in compliance with all applicable federal and state securities laws.

                  2.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the offer, sale or issuance of the Units (and the Common Stock issuable upon exercise of the Warrants) or the consummation of any other transactions contemplated by this Agreement, except for (i) filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act, which filings shall be effected within the requisite time periods, (ii) filings required under this Agreement or the Registration Rights Agreement, (iii) filing of application(s) with the Nasdaq National Market ("NASDAQ") for the listing of shares of Common Stock registered pursuant to the Registration Rights Agreement and (iv) filings required by the applicable Canadian securities regulatory agencies.

                  2.6 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might, either individually or in the aggregate, have a Material Adverse Effect, nor is the Company aware that there is any basis for the foregoing. The Company or the Subsidiaries are not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality specifically applicable to the Company or the Subsidiaries. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  2.7      SEC REPORTS.

                           (a) The Company has filed all reports required to be
filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") for the two years preceding the date hereof (collectively, the "SEC REPORTS") on a timely basis or has received a valid extension of such time for filing and has filed any such SEC Reports prior to the expiration of such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder applicable to such reports and registration statements. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were, or will be, made, not misleading.

                           (b) The audited consolidated financial statements and
unaudited interim financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the SEC with respect thereto. The financial statements and the condensed financial statements, as applicable, included in the SEC Reports (i) have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and
(iii) are in all material respects in agreement with the books and records of the Company and its Subsidiaries.

                  2.8 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in the SEC Reports filed with the SEC prior to the date hereof or in the Company's press releases prior to the date hereof and except for the transactions contemplated by this Agreement, since December 31, 1999, (a) there has been no event, occurrence or development that has or that is reasonably likely to result in a Material Adverse Effect, (b) the Company or the Subsidiaries have not incurred any liabilities (contingent or otherwise) other than (i) liabilities incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock or stock option plans and existing agreements and terms of employment) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

                  2.9 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary or material for their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights") without, to the Company's knowledge, any conflict with, or infringement of, the rights of others and the Company has not been notified of any conflict or potential conflict with the rights of others. To the Company's knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by any other Person of any such Intellectual Property Rights. All patent applications that have been filed by the Company to the Patent and Trademark Office have been duly filed by the Company and the Company have taken all actions that are reasonably necessary to maintain the prosecution of such patent applications. Neither the Company nor any subsidiary has received any written communications alleging that the Company or its Subsidiaries has violated or, by conducting their business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other Person.

                  2.10 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS; PERMITS. The Company is not in violation or default of any provision of its Certificate of Incorporation or By-Laws. The Company is not in violation of, or default under any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties are bound, which violations or defaults, individually or in the aggregate, would have a Material Adverse Effect. To the Company's knowledge, having taken all steps to ensure compliance reasonably expected to be taken by companies engaged in businesses similar to the business of the Company as described in the SEC Reports, it is not in violation of any provision of any federal, state or local statute, rule or governmental regulation, which violations, individually or in the aggregate, would have a Material Adverse Effect. The Company and its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of their business as described in the SEC Reports, the lack of which would have a Material Adverse Effect. The Company or the Subsidiaries are not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                  2.11 TITLE TO ASSETS. The Company has good and marketable title to all of its assets which are material to its business as described in the SEC Reports, free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not individually or in the aggregate materially impair the Company's ownership or use of such assets. With respect to the assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.12 CERTAIN FEES. Except as are payable to Brighton Capital, Ltd. and Dlouhy Investments Inc., no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees that may be payable by the Company in connection with the transactions contemplated by this Agreement.

                  2.13 FORM S-3 ELIGIBILITY. The Company is eligible to register its Common Stock for resale under Form S-3 promulgated under the Securities Act.

                  2.14 LISTING AND MAINTENANCE REQUIREMENTS. The Company has not, in the two years preceding the date hereof received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

                  2.15 PRIVATE OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3, the offer, issuance and sale of the Units to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Units to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Units by means of any form of general solicitation or advertising.

                  2.16 DISCLOSURE. All written materials provided by the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Exhibits to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that as of the date hereof and as of the Closing:

                  3.1 AUTHORIZATION. Such Purchaser has full power and authority to enter into the Agreements. The Agreements, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                  3.2 EXPERIENCE. Such Purchaser has experience as an investor in securities of companies in the developmental stage and acknowledges that it can bear the economic risk of its investment in the Securities. Such Purchaser has either (a) a pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons that is of a nature and duration which enables the Purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or (b) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect its own interests in connection with its purchase of the Securities. Such Purchaser has the financial capacity to bear the risk of this investment.

                  3.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring solely the Securities.

                  3.4 DISCLOSURE OF INFORMATION. Such Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company' business, management and financial affairs with its management and to review the Company's facilities. Such Purchaser understands and acknowledges that such discussions, as well as any written information issued by the Company (i) were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause the Company's actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements. Nothing contained in this Section 3.4 shall limit in any respect the Company's representations and warranties contained in this Agreement.

                  3.5 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not, prior to the Closing, be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy. Such Purchaser acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3 and will transfer securities on the books of the Company only to the extent not inconsistent therewith.

                  3.6 RESIDENCE. If the Purchaser is an individual, the Purchaser resides in the state or province identified in the address of the Purchaser set forth on the signature pages hereof or EXHIBIT A; if the Purchaser is an entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set on such signature pages or EXHIBIT A.

                  3.7 FURTHER RESTRICTIONS ON DISPOSITION. Without in any way limiting the provisions of Section 3.5, such Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Agreements (provided and to the extent this Section 3 and the Agreements are then applicable), and any of the following conditions apply: (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with such registration statement; or (b) (i) such Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably acceptable to the Company, that such disposition will not require registration under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule
144. Notwithstanding clauses (a) and (b), no such registration statement or opinion shall be required for a transfer by a Purchaser to her, his or its
(1) constituent partner or member, (2) former partner or member, (3) estate,
(4) spouse, sibling or the lineal descendants or ancestors of the Purchaser or his or her spouse or (5) affiliate; provided, however, that any such transferee agrees in writing to be subject to the terms of the Agreements then applicable to the Purchaser.

                  3.8 LEGENDS. The Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends until they are no longer required by law or the provisions of this Agreement:

                           (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") PURSUANT TO AN EXEMPTION FROM REGISTRATION CONTAINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE

WITH THE PROVISIONS OF REGULATION S, PURSUANT TO A REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. NO HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY BE CONDUCTED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT."

                           (b) Any legend required by the Blue Sky laws of any
state to the extent such laws are applicable to the shares represented by the certificate so legended.

The legend set forth above shall be removed by the Company from any certificate evidencing Securities upon transfer of such Securities in compliance with Rule 144(k) under the Securities Act or upon delivery to the Company of an opinion, in form and substance and by counsel reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the securities were issued.

                  3.9 FOREIGN INVESTORS. The Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser's subscription and payment for and continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser's jurisdiction and will not require the Company to obtain any permit, make any filing or take any other action in such jurisdiction, other than the filing of Form 45-501F1 with the Ontario Securities Commission and payment of the associated fee.

                 3.10      OFFSHORE TRANSACTION.

                           (a) The Purchaser is not organized under the laws of
or is not a citizen or resident of the United States and was not formed for the purpose of investing in Regulation S securities, does not have any of its securities registered under the Exchange Act, and is not owned by U.S. Persons as defined in Regulation S and herein.

                           (b) At the time the buy order to purchase the Shares
was originated, the Purchaser was outside the United States.

                           (c) No offer to purchase the Shares was made in the
United States nor were any "directed selling efforts" as defined in Rule 902 of Regulation S made in the United States.

                           (d) All subsequent offers and sales of the Shares
shall be made in compliance with Regulation S, pursuant to registration of the securities under the Securities Act or pursuant to an exemption from such registration.

                           (e) The Purchaser agrees that from the date hereof
until after one year after the closing of the purchase of the Shares hereunder (the "Restrictive Period"), the Purchaser agrees, upon any offer, sale, or transfer of the Shares (including any interests therein), the Purchaser, or any successor, or any Professional under its direction (as defined below) (except for sales of any Shares registered under the Securities Act or otherwise exempt from such registration) (i) will not sell to a U.S. Person or to an account of or for the benefit of a U.S. Person or to anyone believed to be a U.S. Person;
(ii) will not engage in any efforts to sell the Shares in the United States;
(iii) will, at the time the buy order or transfer is originated, believe the buyer or transferee is outside the United States; (iv) will send to any transferee who is a Professional, whether acting as agent or principal, a confirmation or other notice stating that the Professional is subject to the same restrictions on transfer to U.S. Persons or for the account of or benefit of U.S. Persons during the Restrictive Period as provided herein; and (v) will not in connection with the common stock of the Company engage in the United States in any short selling, option writing, equity swaps, or other types of hedging transactions or derivative transactions. The Company will not honor or register and will not be obligated to honor or register any transfer in violation of these provisions.

                           (f) For purpose hereof, in general, a "U.S. Person;"
means any natural person, resident of the United States; any partnership or corporation organized or incorporated under the laws of the United States or any state or territory thereof; any estate of which any executor or administrator is a U.S. Person; any trust of which any trustee is a U.S. Person; any agency or branch of a foreign entity located in the United States; any nondiscretionary account or similar account, other than estate or trust, held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and any partnership or corporation if organized or incorporated under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities and not registered under the Securities Act unless it is organized and incorporated and owned by "accredited investors," as defined under Rule 501(a) under the Securities Act, who are not natural persons, estates or trusts. "U.S. Person" is further defined in Rule 902(o) under the Securities Act.

                           (g) A "Professional" is a "distributor" as defined in
Rule 902(c) under the Securities Act (generally any underwriter, or other person, who participates, pursuant to a contractual arrangement, in the distribution of the Shares); a dealer as defined in Section 2(12) of the Exchange Act (encompassing those who engage in the business of trading or dealing in securities as agent, broker, or principal); or a person receiving a selling concession, fee, or other remuneration in respect of the sale of the Shares sold.

                  3.11 CERTAIN FEES. No fees or commissions will be payable by the Purchasers to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Company shall have no obligation with respect to any fees that may be payable by the Purchasers in connection with the transactions contemplated by this Agreement.

         4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

                  4.1      REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                  4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                  4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                  4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be in effect as of the Closing in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

                  4.5 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Latham & Watkins, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of EXHIBIT E hereto.

                  4.6 REGISTRATION RIGHTS AGREEMENT. The Company, each Purchaser and shall have executed and delivered the Registration Rights Agreement.

                  4.7 GLASKY LOCK-UP. Dr. Alvin J. Glasky shall have entered into a lock-up agreement in substantially the form attached as EXHIBIT F hereto.

         5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                  5.1      REPRESENTATIONS AND WARRANTIES. The
representations and warranties of each Purchaser contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                  5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

                  5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be in effect as of the Closing in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

         6.       AGREEMENTS OF THE COMPANY.

                  6.1 REGISTRATION RIGHTS. In the event that the Company fails to obtain effectiveness of a registration statement covering the resale of the shares of Common Stock underlying the Units and issuable upon exercise of the Warrants on or before the Effectiveness Date as defined in the Registration Rights Agreement, the Company shall, without requiring the payment of any additional consideration and without derogating from the obligations of the Company pursuant to the Registration Rights Agreement, on the day after the Effectiveness Date, issue to each Purchaser two (2) additional shares of Common Stock for every five (5) Units purchased by such Purchaser. Such additional shares shall be deemed for all purposes whatsoever to be part of the Units. The Company shall not be required to issue fractional shares pursuant to this Section 6.1, but shall pay cash in lieu of any fractional share otherwise issuable in an amount equal to the fair market value of a share of Common Stock on the date of such issuance multiplied by such fraction of a share otherwise to be issued.

                  6.2 SUBSEQUENT ISSUANCES. For a period of ninety (90) days following the Closing, the Company shall not, without the consent of Dlouhy Investments, Inc., such consent not to be unreasonably withheld, issue or sell any shares of Common Stock or any securities convertible or exchangeable into shares of Common Stock other than: (i) options, warrants or rights granted to employees, officers, directors, consultants or other service providers of the Company under any stock option plan or stockholders rights plan heretofore adopted by the Company; (ii) shares of Common Stock issuable upon the exercise of options, warrants or rights outstanding as of the date hereof or issued in accordance with this Section 6.2 and upon conversion of any convertible securities of the Company outstanding as of the date hereof or issued in accordance with this Section 6.2; (iii) securities issued (A) to an arm's length Person in connection with a corporate alliance, development agreement or other strategic relationship with an entity engaged in a business related to the business of the Company or (B) in connection with a business combination or merger involving the Company; (iv) securities issued pursuant to a Dividend Reinvestment Plan hereafter adopted by the Company; or (v) a public offering of the Common Stock with gross proceeds to the Company of not less than Forty Million Dollars ($40,000,000), provided that (A) the Purchasers are permitted to register for sale in such offering shares of Common Stock underlying the Units and issuable upon the exercise of the Warrants and (B) the Purchasers are not prevented from selling shares of Common Stock pursuant to their rights under the Registration Rights Agreement by virtue of such public offering.

                  6.3 FURNISHING OF INFORMATION. As long as the Purchasers own shares of Common Stock underlying the Units or issuable upon exercise of the Warrants, the Company covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. So long as the Purchasers own shares of Common Stock underlying the Units or issuable upon exercise of the Warrants, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell shares of the Company without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

                  6.4 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that, no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Purchasers or that would be integrated with the offer or sale of the Units for purposes of the rules and regulations of the Nasdaq Stock Market.

                  6.5      RESERVATION AND LISTING OF UNDERLYING SHARES.

                           (a) The Company shall (i) in the time and manner
required by the NASDAQ and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed for trading, prepare and file with the NASDAQ (and such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed for trading) an additional shares listing application covering a number of shares of Common Stock which is not less than the number of shares of Common Stock underlying the Units and issuable upon exercise of the Warrants,
(ii) take all steps necessary to cause such shares of Common Stock to be approved for listing in the NASDAQ (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon.

                           (b) The Company shall maintain a reserve of shares of
Common Stock for issuance upon exercise in full of the Warrants in accordance with the Warrants, in such amount as may be required to fulfill its obligations in full under the Warrants.

         7.       MISCELLANEOUS.

                  7.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of eighteen (18) months following the Closing; provided, however, that such representations and warranties are only made as of the date of such execution and delivery and as of such Closing.

                  7.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties as are permitted by the Agreements. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law or choice of law.

                  7.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 NOTICES. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 2:00 p.m. (California time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 2:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 157 Technology Drive, Irvine, CA 92618, Attention: Chief Financial Officer, or to facsimile no. (949) 788-6706, with a copy to Latham & Watkins, 650 Town Center Drive, Suite 2000, Costa Mesa, California 92626, attention Alan W. Pettis, Esq., or (ii) if to a Purchaser, to such Purchaser at the address or facsimile number appearing on Exhibit A or such other address or facsimile number as such

Purchaser may provide to the Company and the other Purchasers, with a copy to Heller, Ehrman, White & McAuliffe, LLP, 4250 Executive Square 7th Floor, La Jolla, California 92037, attention: Stephen C. Ferruolo, Esq.

                  7.7 CURRENCY. All amounts referred to herein are expressed in United States Dollars.

                  7.8 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Common Stock issued as part of the Units. Any amendment or waiver effected in accordance with this
Section 7.9 shall be binding upon the Purchasers and each transferee of the Units (or the Common Stock underlying the Units or issuable upon exercise of the Warrants), each future holder of all such securities, and the Company.

                  7.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  7.11 DELAYS OR OMISSIONS; REMEDIES CUMULATIVE. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  7.12 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

                  7.13 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

                  7.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person or entity, other than the Company and its representatives, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, members, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

                            [SIGNATURE PAGES FOLLOW]

         The parties have executed this Securities Purchase Agreement as of the date first written above.

                                    COMPANY:

                                    NEOTHERAPEUTICS, INC.


                                    By:      /s/ Samuel Gulko
                                             -----------------------------------
                                    Name:    Samuel Gulko
                                             -----------------------------------
                                    Title:   Chief Financial Officer
                                             -----------------------------------

                                    Address:     157 Technology Drive,
                                                 Irvine, California  92618






















                  COMPANY SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   PURCHASERS:

                                   ROYAL CANADIAN GROWTH FUND
                                   ---------------------------------------------
                                   (Print Name of Purchaser)


                                   By:      /s/ Eden Rahim     /s/ John P. Embry
                                            ------------------------------------
                                   Name:    Eden Rahim             John P. Embry
                                            ------------------------------------
                                   Title:   Portfolio Manager Vice President
                                            ------------------------------------

                                   Address:
                                   77 King St. West
                                   ---------------------------------------------
                                   Royal Trust Tower, Suite 3800
                                   ---------------------------------------------
                                   Toronto, Ontario  M5K 1H1
                                   ---------------------------------------------


                 PURCHASER SIGNATURE PAGE TO PURCHASE AGREEMENT

                                    EXHIBITS
                                    --------

Exhibit A       -     Schedule of Purchasers

Exhibit B       -     Form of Warrant

Exhibit C       -     Form of Registration Rights Agreement

Exhibit D       -     Schedule of Exceptions to Representations and Warranties

Exhibit E       -     Form of Legal Opinion of Latham & Watkins

Exhibit F       -    Form of Lock-up Agreement